EXHIBIT 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports First Quarter 2021 Financial Results

PITTSBURGH, PA, May 5, 2021 – Smith Micro Software, Inc. (NASDAQ: SMSI) (“Smith Micro” or the “Company”) today reported financial results for its first quarter ended March 31, 2021.

“I’m incredibly proud of what we accomplished during the first quarter,” said William W. Smith, Jr., President and CEO of Smith Micro Software. “We announced the largest acquisition in Company history and also raised additional capital in a successful follow-on public offering. Bolstered by our strengthened employee base and diversified customer portfolio, we believe we are well positioned to maximize revenues throughout the rest of the year and beyond.”

First Quarter 2021 Financial Results

Smith Micro reported revenue of $11.4 million for the first quarter ended March 31, 2021, compared to $13.3 million reported in the first quarter ended March 31, 2020.

First quarter 2021 gross profit was $9.8 million compared to $12.1 million reported in the first quarter of 2020.

Gross profit as a percentage of revenue was 86 percent for the first quarter of 2021 compared to 91 percent for the first quarter of 2020.

Generally accepted accounting principles in the United States (“GAAP”) net loss for the first quarter of 2021 was $3.2 million, or $0.07 diluted loss per share, compared to GAAP net income of $2.0 million, or $0.05 diluted earnings per share, for the first quarter of 2020.

Smith Micro Software First Quarter 2021 Financial Results	Page 2

Non-GAAP net income (which excludes stock-based compensation, amortization of intangibles, and acquisitions costs) for the first quarter of 2021 was $700 thousand, or $0.02 diluted earnings per share, compared to non-GAAP net income of $4.1 million, or $0.10 diluted earnings per share, for the first quarter of 2020.

Total cash and cash equivalents as of March 31, 2021 were $89.2 million.

To supplement our financial information presented in accordance with GAAP, the Company considers, and has included in this press release, certain non-GAAP financial measures, including a non-GAAP reconciliation of gross profit, income (loss) before taxes, net income (loss), and earnings (loss) per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing our income generation and has therefore excluded the following items from GAAP earnings calculations: stock-based compensation, amortization of intangibles, and acquisition costs. Additionally, since the Company currently has federal and state net operating loss carryforwards that can be utilized to reduce future cash payments for income taxes, these non-GAAP adjustments have not been tax effected and the resulting income tax expense reflects actual taxes paid or accrued during each period. This presentation may be considered more indicative of our ongoing operational performance. The table below presents the differences between non-GAAP net income (loss) and net income (loss) on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call

Smith Micro will hold an investor conference call today, May 5, 2021 at 4:30 p.m. ET, to discuss the Company’s first quarter 2021 financial results. To access the call, dial 1-844-701-1164; international participants can call 1-412-317-5492. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

Smith Micro Software First Quarter 2021 Financial Results	Page 3

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and cable MSOs around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related conference call may be, forward-looking statements regarding future events or results, including statements related to our financial prospects and other projections of our outlook or performance and our future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are customer concentration, given that the majority of our sales depend on a few large customer relationships, the impact of the COVID-19 pandemic on our business and financial results, changes in demand for our products from our customers and their end-users, changes in requirements for our products imposed by our customers or by the third party providers of software and/or platforms that we use, our ability to effectively integrate, market and sell acquired product lines, new and changing technologies, customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software First Quarter 2021 Financial Results	Page 4

Smith Micro Software, Inc.
Consolidated Balance Sheets
(in thousands)
	unaudited	audited
	March 31,	December 31,
	2021	2020
ASSETS
Current Assets:
Cash & cash equivalents	$89,247	$25,754
Accounts receivable, net	8,333	12,347
Prepaid and other assets	908	1,189
Total current assets	98,488	39,290
Equipment & improvements, net	2,161	2,170
Right-of-use assets	5,690	5,785
Other assets	679	694
Intangible assets, net	10,400	12,698
Goodwill	12,266	12,266
TOTAL ASSETS	$129,684	$72,903

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,640	$2,282
Accrued payroll and benefits	3,150	2,867
Current operating lease liabilities	1,427	1,433
Other accrued liabilities	188	216
Deferred revenue	1,027	1,572
Total current liabilities	8,432	8,370

Operating lease liabilities	4,627	4,805
Deferred rent	845	887
Deferred tax liability, net	59	59
Other long-term liabilities	66	66
Total non-current liabilities	5,597	5,817

Stockholders' Equity:
Common stock	52	41
Additional paid in capital	340,058	279,905
Accumulated comprehensive deficit	(224,455)	(221,230)
Total stockholders' equity	115,655	58,716
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$129,684	$72,903

Smith Micro Software First Quarter 2021 Financial Results	Page 5

Smith Micro Software, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
	unaudited
	For the Three Months
	Ended March 31,
	2021	2020
Revenues	$11,381	$13,322
Cost of revenues	1,545	1,173
Gross profit	9,836	12,149

Operating expenses:
Selling and marketing	4,232	2,787
Research and development	5,183	3,729
General and administrative	3,658	3,668
Restructuring expense	—	6
Total operating expenses	13,073	10,190
Operating income (loss)	(3,237)	1,959
Non-operating income (expense):
Interest income, net	8	86
Other expense, net	4	—
Income (loss) before provision for income taxes	(3,225)	2,045
Income tax expense	—	—
Net income (loss)	$(3,225)	$2,045

Earnings (loss) per share:
Basic	$(0.07)	$0.05
Diluted	$(0.07)	$0.05

Weighted average shares outstanding:
Basic	43,368	39,482
Diluted	45,892	42,194

Smith Micro Software First Quarter 2021 Financial Results	Page 6

Smith Micro Software, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	unaudited
	For the Three Months
	Ended March 31,
	2021	2020
Operating activities:
Net income (loss)	$(3,225)	$2,045
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,497	644
Non-cash lease expense	307	244
Restructuring costs	—	6
Provision for doubtful accounts and other adjustments to accounts receivable	(3)	(4)
Provision for excess and obsolete inventory	(97)	—
Stock based compensation	1,016	632
Changes in operating accounts:
Accounts receivable	4,018	(983)
Prepaid expenses and other assets	381	215
Accounts payable and accrued liabilities	(649)	(840)
Deferred revenue	(545)	302
Net cash provided by operating activities	3,700	2,261
Investing activities:
Acquisition of Circle operator business, net	—	(12,150)
Capital expenditures	(190)	(771)
Proceeds from sale of software products	11	10
Other investing activities	—	(225)
Net cash used in investing activities	(179)	(13,136)
Financing activities:
Proceeds from common stock offering, net	59,898	—
Proceeds from exercise of common stock warrants	40	2,045
Other financing activities	34	18
Net cash provided by financing activities	59,972	2,063
Net increase (decrease) in cash and cash equivalents	63,493	(8,812)
Cash and cash equivalents, beginning of period	25,754	28,268
Cash and cash equivalents, end of period	$89,247	$19,456

Free cash flow:
Net cash provided by operating activities	$3,700	$2,261
Capital expenditures	(190)	(771)
Free cash flow (1)	$3,510	$1,490

(1) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by capital expenditures.

Smith Micro Software First Quarter 2021 Financial Results	Page 7

Smith Micro Software, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data) - unaudited

	GAAP	Stock Compensation	Intangibles Amortization	Acquisition Costs	Non- GAAP
Three Months Ended 3/31/2021
Gross profit	$9,836	$-	$-	$-	$9,836

Selling and marketing expenses	4,232	(189)	(1,988)	-	2,055
Research and development expenses	5,183	(193)	(310)	-	4,680
General and administrative expenses	3,658	(634)	-	(611)	2,413
Restructuring expense	-	-	-	-	-
Total operating expenses	13,073	(1,016)	(2,298)	(611)	9,148

Income (loss) before provision for income taxes	(3,225)	1,016	2,298	611	700
Net income (loss)	(3,225)	1,016	2,298	611	700
Earnings (loss) per share: basic	(0.07)	0.02	0.05	0.01	0.02
Earnings (loss) per share: diluted	(0.07)	0.02	0.05	0.01	0.02

Three Months Ended 3/31/2020
Gross profit	$12,149	$-	$-	$-	$12,149

Selling and marketing expenses	2,787	(114)	(267)	-	2,406
Research and development expenses	3,729	(118)	(248)	-	3,363
General and administrative expenses	3,668	(400)	-	(918)	2,350
Restructuring expense	6	-	-	-	6
Total operating expenses	10,190	(632)	(515)	(918)	8,125

Income before provision for income taxes	2,045	632	515	918	4,110
Net income	2,045	632	515	918	4,110
Earnings per share: basic	0.05	0.02	0.01	0.02	0.10
Earnings per share: diluted	0.05	0.01	0.01	0.02	0.10